Exhibit 8.1

MCGRATH NORTH MULLIN & KRATZ, PC LLO

SUITE 3700 FIRST NATIONAL TOWER

1601 DODGE STREET

OMAHA, NEBRASKA 68102

PH: (402) 341-3070

March 20, 2017

Condor Hospitality Trust, Inc.

4800 Montgomery Lane, Suite 220

Bethesda, MD 20814

Ladies and Gentlemen:

We have acted as counsel to Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of Form S-11, Registration Statement under the Securities Act of 1933 (333-213080) (the “Registration Statement”), with the Securities and Exchange Commission (“SEC”), in which the Company will register shares of common stock (the “Stock”). You have requested our opinion as to certain United States material federal income tax matters in connection with the registration of the Stock and the filing of the Registration Statement.

In connection with our opinion, we have examined and relied upon the following:

1.    the Company’s Amended and Restated Articles of Incorporation, together with the Company’s By-laws, and any amendments or restatements thereto;

2.    the Declaration of Trust, together with the Articles of Amendment to the Declaration of Trust, of Condor Hospitality REIT Trust (“CHRT”), together with CHRT’s By-laws, and any amendments or restatements thereto;

3.    the Declaration of Trust of E&P REIT Trust (“E&P”), together with E&P’s By-laws, and any amendments or restatements thereto;

4.    the Articles of Incorporation of Supertel Hospitality Management, Inc. (“SHM”), together with SHM’s By-laws, and any amendments or restatements thereto;

5.    the Certificate of Incorporation of SPPR Holdings, Inc. (“SPPR Holdings”), together with SPPR Holdings’ By-laws, and any amendments or restatements thereto;

6.    the Certificate of Incorporation of SPPR-Dowell Holdings, Inc. (“SPPR Dowell”), together with SPPR Dowell’s By-laws, and any amendments or restatements thereto;

7.    the Certificate of Limited Partnership, together with the Certificate of Amendment to the Certificate of Limited Partnership, of Condor Hospitality Limited Partnership (“CHLP”), and together with CHLP’s Third Amended and Restated Agreement of Limited Partnership, and any amendments or restatements thereto;

8.    the Certificate of Limited Partnership of Solomons Beacon Inn Limited Partnership (“SBILP”), together with SBILP’s Partnership Agreement, and any amendments or restatements thereto;

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March 20, 2017

9.    the Certificate of Limited Partnership of E&P Financing Limited Partnership (“E&PLP”), together with E&PLP’s Partnership Agreement, and any amendments or restatements thereto;

10.    the Articles of Organization of Solomons GP, LLC (“Solomons GP”), together with the Solomons GP’s Operating Agreement, and any amendments or restatements thereto;

11.    the Articles of Organization of SPPR South Bend, LLC (“SPPR South Bend”), together with the SPPR South Bend’s Operating Agreement, and any amendments or restatements thereto;

12.    the Articles of Organization of SPPR Hotels, LLC (“SPPR Hotels”), together with SPPR Hotels’ Operating Agreement, and any amendments or restatements thereto;

13.    the Certificate of Formation of SPPR-Dowell, LLC (“SPPR Dowell LLC”), together with SPPR Dowell LLC’s Operating Agreement, and any amendments or restatements thereto;

14.    the Certificate of Formation of CDOR San Spring, LLC (“CDOR San Spring”), together with CDOR San Spring’s Operating Agreement, and any amendments or restatements thereto;

15.    the Certificate of Formation of CDOR Jax Court, LLC (“CDOR Jax Court”), together with CDOR Jax Court’s Operating Agreement, and any amendments or restatements thereto;

16.    the Certificate of Formation of CDOR Atl Indy, LLC (“CDOR Atl Indy”), together with CDOR Atl Indy’s Operating Agreement, and any amendments or restatements thereto;

17.    the Certificate of Formation of Spring Street Hotel Property II, LLC and Spring Street Hotel Property, LLC (collectively, “SSHP”), together with their Operating Agreements, and any amendments or restatements thereto;

18.    the Certificate of Formation of CDOR KCI Loft, LLC (“KCI Loft”), together with its Operating Agreement and any amendments or restatements thereto;

19.    the Certificate of Formation of CDOR Aus Louis, LLC (“CDOR Aus”), together with its Operating Agreement and any amendments or restatements thereto;

20.    the Certificate of Formation of CDOR Mem Southcrest, LLC (“CDOR Mem”), together with its Operating Agreement and any amendments or restatements thereto;

21.    the Certificate of Formation of CDOR Lex Lowry, LLC (“CDOR Lex”), together with its Operating Agreement and any amendments or restatements thereto;

22.    the Certificate of Formation of CDOR TLH Magnloia, LLC (“CDOR TLH”), together with its Operating Agreement and any amendments or restatements thereto; herein, collectively, CHLP, SBILP, E&PLP, SPPR Hotels, Solomons GP, SPPR South Bend, SPPR Dowell LLC, CDOR San Spring, CDOR Jax Court, CDOR Atl Indy, SSHP, KCI Loft, CDOR Aus, CDOR Mem, CDOR Lex, and CDOR TLH will be referred to as the “Operating Partnerships”

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March 20, 2017

23.    the Articles of Incorporation of TRS Leasing, Inc. (“TRS”), together with TRS’ By-laws, and any amendments or restatements thereto, and the taxable REIT subsidiary election for TRS;

24.    the Articles of Organization or Certificates of Formation, as applicable, of TRS Subsidiary, LLC, SPPR TRS Subsidiary, LLC, SPPR-Dowell TRS Subsidiary, LLC, TRS San Spring, LLC, TRS Jax Court, LLC, TRS Atl Indy, LLC, Spring Street Hotel OpCo II, LLC, Spring Street Hotel OpCo, LLC, TRS KCI Loft, LLC, TRS Aus Louis, LLC, TRS Mem Southcrest, LLC, TRS Lex Lowry, LLC, and TRS TLH Magnolia, LLC (the “TRS Subsidiaries”), together with their Operating Agreements, and any amendments or restatements thereto;

25.    the Certificate of Formation or Articles of Organization, as applicable, and the Partnership Agreement or Limited Liability Company Operating Agreement, as applicable, of each other partnership or limited liability company in which the Company directly or indirectly owns an interest, as set forth in the Officer’s Certificate (the “Partnership/Limited Liability Company Subsidiaries”);

26.    the Master Leases entered into between TRS or the TRS Subsidiaries and the Operating Partnerships;

27.    the Registration Statement;

28.    the Officer’s Certificate dated March 20, 2017, and executed by a duly appointed officer of the Company (the “Officer’s Certificate”);

29.    that certain Waiver dated March 16, 2016, and that certain Waiver dated February 28, 2017, each of which were granted to SREP III Flight - Investco, L.P. (“StepStone”) by the Board of Directors of the Company, and accompanying representations by StepStone, and that certain Waiver dated March 16, 2016, and that certain Waiver dated February 28, 2017, each of which were granted to IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (“IRSA”) by the Board of Directors of the Company and accompanying representations by IRSA (collectively the “Waivers”); and

30.    such other due diligence items, calculations, documents, records and matters of law as we have deemed necessary or appropriate for rendering the opinion contained herein.

In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate, and have assumed that all representations made “to the best knowledge” of any person will be true, correct and complete as if made without that qualification. After reasonable inquiry, we are not aware of any facts inconsistent with the representations set forth in the Officer’s Certificate. Furthermore, where such factual representations involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the

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March 20, 2017

Internal Revenue Service (the “IRS”) or other relevant authorities, we have reviewed with the signatory to the Officer’s Certificate the relevant Code provisions, the relevant Regulations and other applicable authorities. We have also assumed, with your consent, that:

a.	for the taxable years commencing with the formation of the Company in 1994 through December 31, 2016, and in future taxable years, the Company did and will operate in a manner that will make the representations contained in the Officer’s Certificate true for such years;

b.	the Company has not made and will not make any amendments to its organizational documents or allow amendments to the organizational documents of CHRT, SHM, E&P, SPPR Holdings, SPPR Dowell, CDOR San Spring, CDOR Jax Court, and CDOR Atl Indy, the TRS, the Operating Partnerships, the TRS Subsidiaries or the Partnership/Limited Liability Company Subsidiaries after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) under the Code for any taxable year; and

c.	no action has been or will be taken by the Company, CHRT, SHM, E&P, SPPR Holdings, SPPR Dowell, CDOR San Spring, CDOR Jax Court, and CDOR Atl Indy, the TRS, the Operating Partnerships, the TRS Subsidiaries or the Partnership/Limited Liability Company Subsidiaries after the date of this opinion that would have the effect of altering the facts upon which the opinion set forth below is based.

Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Registration Statement under the caption “Material Federal Income Tax Considerations” (all of which are incorporated herein by reference) we are of the opinion that:

a.	the Company qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code for the period beginning on January 1, 2013 through December 31, 2016, and the Company’s organization and present and proposed method of operation (as represented in the Officer’s Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter; and

b.	the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption “Material Federal Income Tax Considerations” are correct in all material respects, and the discussions thereunder fairly summarize the United States federal income tax considerations that are likely to be material to a holder of the Stock.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for 2017 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to any other United States federal tax matters or any issues arising under the tax laws of any other country, state or locality.

Condor Hospitality Trust, Inc.

March 20, 2017

The foregoing opinion is based on current provisions of the Code, the Regulations, published rulings of the IRS and other relevant authorities, all of which are subject to change and new interpretation, both prospectively and retroactively. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the IRS and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue this opinion is incorrect in a material respect, our opinion might be adversely affected and may not be relied upon. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to McGrath North Mullin & Kratz, PC LLO under the captions “Material Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Yours very truly,

/s/ McGrath North Mullin & Kratz, PC LLO

McGrath North Mullin & Kratz, PC LLO